Exhibit 99.1

FUEL TECH Technologies to enable clean efficient energy Delivering global environmental Solutions today for tomorrow’s generations 2014 let ter to StockholderS

Fuel Tech, Inc. (NASDAQ: FTEK) fuel tech, Inc. is a fully integrated company utilizing a suite of advanced technologies to provide boiler and combustion optimization, efficiency improvement, and air pollution reduction and control solutions to utility and industrial customers worldwide. the company’s core activities center on its nitrogen oxide (Nox) reduction systems and processes and its unique application of chemicals to improve combustion unit performance. fuel tech’s products and services rely heavily on the company’s exceptional computational fluid dynamics modeling skills, which are enhanced by internally developed, high-end visualization software. Additional information can be found at www.ftek.com. Management team (left to right) robert e. Puissant, david s. collins, douglas G. Bailey, Vincent J. Arnone, Albert G. Grigonis dear StockholderS fellow douglas G. Bailey Chairman, President and Chief Executive Officer “Our results for 2013 reflected a high degree of geographic diversity for our regulatory-driven Air Pollution Control (APC) business, buoyed by modest revenue growth and predictable gross margin at our ROI-driven FUEL CHEM® segment. Consolidated revenues in 2013 rose for the fourth consecutive year, our annual profits increased substantially from 2012, and we made significant progress in achieving global geographic diversity within our APC portfolio. As proud as I am of all we accomplished in 2013, I am more excited about what lies ahead.” ViSion MiSSion A cleaner, more energy-efficient, We provide our customers innovative solutions to produce sustainable environment to benefit the clean, efficient energy by applying advanced technologies world’s present and future generations. through engineering excellence and our knowledge of complex combustion processes. We create long-term value for our employees and our stockholders, and for the communities in which we do business, through our continued pursuit of innovation and growth. 1

FUEL TECH, INC.


Consolidated revenues rose to a record $109.3 million
Net income increased to $5.1 million, or $0.23 per diluted share
At December 31, 2013, total cash and equivalents were $27.7 million, or $1.23 per diluted share

I wish to begin with a comment on this communication. The timing and format of this mid-year Letter to Stockholders enables me to discuss certain 2014 developments in the context of the business environment of both the current and previous year.

Our results for 2013 were indicative of our business model and the current market environment. Specifically, a high degree of geographic diversity for our regulatory-driven Air Pollution Control (APC) business, buoyed by modest revenue growth and predictable gross margin for our ROI-driven FUEL CHEM® segment, enabled us to achieve a very successful year.

Consolidated revenues rose for the fourth consecutive year to a record $109.3 million, with contributions coming from both our domestic and international operations. In the U.S., the APC utility market continued to be driven by a number of consent decrees under which customers agreed to reduce NO_X emissions as part of settlement agreements or individual state requirements. This included growth in certain industrial markets, where new plants and plant expansions required new or modified air permits, prompting the need for our Selective Catalytic Reduction (SCR) and Selective Non-Catalytic Reduction (SNCR) technologies in order to achieve compliance. While the domestic market continued to face broad regulatory uncertainty, we made significant progress in achieving global geographic diversity within our APC portfolio. As a result, 2013 international revenues rose for a third consecutive year and comprised 42% of total revenues, the highest percentage in our history. We also ended the year with a strong balance sheet that included total cash and equivalents of $27.7 million, or $1.23 per diluted share, and no long-term debt.

As proud as I am of all we accomplished in 2013, I am more excited about what lies ahead. We are now well into 2014 and it has already been an eventful year for our Company.

AIR POLLUTION CONTROL: AN INCREASINGLY GLOBAL MARKET

Our APC business is witnessing dramatic change as it relates to an evolving mix of energy use, global cross-border concerns for air quality, and renewed regulatory effort. On the domestic regulatory front, on April 29, 2014 the United States Supreme Court (Supreme Court) upheld the EPA's Cross State Air Pollution Rule (CSAPR), which mandates that so-called "upwind states" reduce emissions from coal-fired power plants of sulfur dioxide (SO_2) and nitrogen oxides (NO_X).

By way of background, following the introduction of CSAPR on July 6, 2011 we experienced a surge in domestic orders for our SNCR technology as utility and industrial clients rushed to comply with the lower emissions standards set to take effect on January 1, 2012. SNCR is an ideal low-capital cost solution as this technology reduces NO_X emissions by 25–50% with minimal installation downtime and low energy consumption. However, CSAPR was short-lived and eventually vacated by the U.S. Court of Appeals for the District of Columbia Circuit (D.C. Circuit) on August 21, 2012. Since that time, our domestic APC business has operated under other existing regulations and state consent decrees. Although U.S. bookings continued, the pace of new domestic awards slowed and backlog declined as utilities delayed their purchases while awaiting regulatory clarity. The Supreme Court's action regarding CSAPR was a significant step toward achieving that clarity.

The D.C. Circuit had held that CSAPR had exceeded EPA's authority under the Clean Air Act (CAA) in at least two respects. The first is that EPA issued CSAPR as a Federal Implementation Plan as opposed to setting reduction obligations and allowing states an opportunity to develop State Implementation Plans to reduce emissions within state borders. The second is that the rule required upwind states to reduce emissions by more than the CAA's "significant

2

FinAnciAl hiGhliGhtS YTD YTD YTD (in thousands, except share and per-share data) 2013 2012 2011 Revenues $109,338 $97,644 $93,668 Net income 5,101 2,776 6,148 Net income per Common Share: Diluted $ 0.23 $ 0.12 $ 0.25 Weighted-average Common Shares outstanding Basic 22,286,000 22,709,000 24,095,000 Diluted 22,579,000 23,535,000 24,633,000 Adjusted EBITDA $ 12,733 $ 9,566 $15,935 Cash and cash equivalents $ 27,738 $24,453 $28,229 Working capital 48,619 38,918 43,626 Shareholders’ equity 88,623 84,236 89,013 Closing price per Common Share $ 7.0 $ 4.20 $ 6.58 Revenues Gross Profit Adjusted EBITDA Geographic Revenues (dollars in millions) (dollars in millions) (dollars in millions) FUEL CHEM APC Gross Profit ($) Gross Profit (%) United States Foreign . 9 3 . $ 15 2013 $ 109 47% . 6 . 7 . 6 97 . 5 8 93 $ . $ 12 $ $ 72 46 4 $ 9 . . 62 42% 50 $ . 5 $ $ 9 .. 8 43% 58% $ 43 42% . 7 2012 . 7 41 42 8 $ 2 . . $ 36 35 $ $ 28% ’11 ’12 ’13 ’11 ’12 ’13 ’11 ’12 ’13 72% 3

We are well-positioned to address growing global market opportunities. Our APC business is witnessing dramatic change as it relates to an evolving mix of energy use, global cross-border concerns for air quality, and renewed regulatory effort. On April 29, 2014 the United States Supreme Court upheld the EPA’s Cross State Air Pollution Rule (CSAPR), which could prove to be a significant factor in driving domestic growth of our APC business. On April 30, 2014, we announced the acquisition of two related private companies that broaden our APC product portfolio and grant us immediate access into the fast-growing particulate control market. APc revenues were a record $72.5 million, up 16% from $62.4 million in 2012 international revenues rose to $46.1 million, the highest in our history china/Pacific Rim revenues increased 27% from 2012 4

FUEL TECH, INC.

WE CONTINUE TO INVEST IN NEWLY ENGINEERED SOLUTIONS THAT ADDRESS THE ONGOING COMPLIANCE AND OPERATING NEEDS OF OUR CUSTOMERS.



contribution" threshold as established by EPA and more than necessary to achieve attainment.

In reversing the D.C. Circuit's decision, the Supreme Court concluded that EPA's approach was lawful. The Supreme Court ruling clarified the scope and breadth of EPA's regulatory authority in the implementation of interstate transport rules and the case now has been remanded to the D.C. Circuit to address other issues left open by the Supreme Court.

The revival of CSAPR could prove to be a significant factor in driving domestic growth of our APC business, although compliance dates remain uncertain. What we now know is that our decision to maintain Fuel Tech's internal resources during the judicial process has proven to be a sound one. We will continue to monitor the implementation of this regulation and align, as necessary, our sales and marketing infrastructure to support our efforts to secure a significant share of associated contract awards.

Over the past year, we devoted a considerable amount of time and resources to identifying strategic ways to evolve our business. On April 30, 2014—coincidentally, just one day after the CSAPR ruling—we announced the acquisition of two related private companies: Cleveland Roll Forming Environmental Division, Inc. (d/b/a PECO) and FGC Corporation (FGC). Collectively, PECO and FGC provide particulate control and electrostatic precipitator performance improvement solutions to coal-fired power plants and other solid fuel energy facilities. With combined 2013 revenues of $10 million, we acquired these companies for a total of $8.25 million in cash. Operating profitably, PECO and FGC are expected to be immediately accretive to our earnings.

These acquisitions broaden Fuel Tech's APC product portfolio and grant us immediate access into the fast-growing particulate control market, a substantial opportunity as coal-fired power plants throughout the U.S. and abroad are creating strategies to meet upcoming regulations. In the U.S., this includes EPA's Mercury and Air Toxics Standards Rule and CSAPR for utility boilers, along with the Boiler Maximum Achievable Control Technology Rule for industrial boilers. Fuel Tech and PECO and FGC share a similar customer base, which provides substantial cross-selling opportunities and a natural channel for potential follow-on business from those clients requiring multi-pollutant emissions control solutions.

The solutions offered by PECO and FGC will also assist us in strengthening our already established presence in China, where our 2013 revenues increased for the third consecutive year. Air pollution control, especially for particulate matter, has become a critical issue of growing public and political concern in China.

In our view, China continues to present a significant growth opportunity for Fuel Tech. China plans to spend $277 billion over the next five years preventing and controlling air pollution. As previously reported, we have adopted a decidedly more aggressive posture towards broadening our nearly seven-year presence in China, where we have become a recognized leader by providing APC solutions to some of that nation's largest power generation and industrial companies. Fuel Tech has now installed more than 160 systems that contribute to emission reductions in China, representing 20% of our total installation base, and our China/Pacific Rim revenues rose 27% in 2013. Importantly, we are not perceived as just another "foreign company."

5

FUEL TECH, INC.

OUR FUEL CHEM BUSINESS SEGMENT PERFORMED ADMIRABLY IN 2013. WHILE FUEL CHEM IS PRIMARILY A DOMESTIC MARKET TODAY, WE EXPECT IT TO GAIN AN EXPANDED INTERNATIONAL PRESENCE.



Pollution levels in China are hitting record highs, resulting in as many as 500,000 premature deaths each year, according to an article in *The Lancet* medical journal. Thick clouds of smog are reducing by as much as 50% the amount of sunlight reaching China's crops, impeding photosynthesis and putting at risk that nation's agricultural output. Chinese news media, including official state outlets, are reporting more aggressively on the causes and effects of pollution. Awareness is rising both inside this country, most notably among its burgeoning middle class, as well as beyond its borders reflecting a growing realization that China is exporting its pollution to neighboring countries in Asia and even the west coast of the U.S.

It is likely that coal will remain the predominant fuel source in China for the foreseeable future. It is projected that approximately one-half of China's power generation capacity to be built between 2012 and 2020 will be coal-fired. From a regional perspective, coal is projected to generate nearly half of Southeast Asia's electricity by 2035, up from less than a third at present. If the source of China's fuel is not going to change, then how that fuel is burned must change. China has recognized that and is accelerating its commitment to reducing hazardous emissions, which should translate to higher bookings and revenues for our business.

We are also experiencing a broadening level of interest in our suite of emissions control solutions. Prior to 2013 our China/Pacific Rim business was concentrated in our ULTRA™ process, a U.S. patented approach that converts safe urea reagent to ammonia for use on new SCR systems and in retrofit applications for existing systems. This past year, we experienced an increase in China orders for our SCR, SNCR and Flue Gas Conditioning technologies. We believe that the diverse nature of our NO_X solutions portfolio, now combined with the particulate matter expertise of PECO and FGC, provides us with a distinct advantage in this important market.

Fuel Tech was a pioneer in developing emissions reduction technologies in the U.S., enabling our nation to meet stringent reduction targets that have vastly improved the quality of life for Americans. We also believe that we are uniquely positioned to assist China in addressing its current challenges to balance rapid industrialization with the health and quality of life for its citizens. We remain cautiously optimistic that a combination of public sentiment and political commitment can drive historic change with respect to that nation's air pollution control initiatives. Our goal is to expand our position there as an indigenous air pollution control leader. To that end, we will continue to localize our capabilities and supply chain, while building strong commercial relationships.

Our international expansion initiatives are not confined to Asia. In Latin America, we continued with the turnkey installation of Over-Fire Air systems and Low NO_X Burners for six coal-fired units for a major utility in Chile. This project—the largest in our history—will be substantially executed by mid-2014, with one remaining unit to be complete by mid-2015 to accommodate a customer-requested change in outage schedule. Customer feedback has been very positive, and we remain encouraged that our elevated profile will result in the awarding of additional projects of this size, scope and complexity.

FUEL CHEM: CONSISTENT RESULTS FROM AN ROI-DRIVEN BUSINESS MODEL

Our FUEL CHEM business performed admirably in 2013, despite the persistent challenges of low natural gas prices, decreased energy demand and slower economic growth.

6

chinA: at the forefront of our business development efforts China plans to spend $277 billion over the next five years preventing and controlling air pollution. We have adopted a decidedly more aggressive posture towards broadening our nearly seven-year presence in China, where we have become a recognized leader by providing APC solutions to some of that nation’s largest power generation and industrial companies. Fuel Tech has now installed more than 160 systems that contribute to emission reductions in China, representing 20% of our total installation base. Our China/ Pacific Rim revenues rose 27% in 2013. 7

FUEL TECH, INC.

WE ARE MORE OPTIMISTIC THAN EVER THAT FUEL TECH IS POSITIONED TO EXPAND ITS PRESENCE AS A LEADER IN THE GLOBAL ENERGY AND ENVIRONMENTAL SOLUTIONS MARKETPLACE.



WE REMAIN FOCUSED ON PROVIDING CAPITAL-EFFICIENT, COST-EFFECTIVE SOLUTIONS THAT ALLOW OUR CUSTOMERS TO OPERATE IN A CLEANER, MORE EFFICIENT MANNER AND, IN DOING SO, ENHANCING THE LONG-TERM VALUE OF FUEL TECH FOR OUR STOCKHOLDERS.

FUEL CHEM programs improve the efficiency, reliability and environmental status of utility and industrial facilities with an emphasis on controlling slagging, fouling, corrosion, opacity, acid plume, loss on ignition and SO_3-related issues, including ammonium bisulfate and particulate matter formation.

Boilers that employ FUEL CHEM technology can realize significant benefits arising from higher efficiencies achieved during the fuel combustion process, including an increase in megawatt (MW) generation per unit of fuel input (or constant MW with lower fuel consumption), and reductions in power requirements, unburned impurities and lower furnace exit gas temperature. FUEL CHEM also offers numerous opportunities for operating cost reductions, including labor cost savings, and avoided equipment replacement expense.

FUEL CHEM customers appreciate how our technology allows them to compete with low natural gas prices through fuel flexibility. Our set of proprietary solutions allows plants to burn more economical coal, such as those mined from the Powder River and Illinois Basins, without compromising stringent air quality standards.

While FUEL CHEM is primarily a domestic market today, we expect it to gain an expanded international presence. In Mexico, we continue to demonstrate good technical progress, in the form of visible plume reduction, for the comprehensive control of SO_3 at customer units. We believe that this developing market holds promise for Fuel Tech to establish a long-term leadership position in that country.

INNOVATION

We continue to invest in newly engineered solutions that address the ongoing compliance and operating needs of our customers. This past year we debuted our XCAM™ Extractive Continuous Ammonia Monitoring system, which is an engineered process designed to quickly and accurately measure ammonia emissions from SNCR and SCR applications. We are focused on unfolding opportunities in the control of multiple pollutants, such as acid gases, mercury, and oxides of sulfur and nitrogen. In addition, we believe that new process technologies can enable cleaner and economically more efficient use of traditional fossil fuels.

We are also actively exploring in-licensing opportunities or acquisition of technologies that both complement and expand our core capabilities, guided by the overarching desire to trend our business mix to a greater level of recurring revenues.

IN CLOSING

We are more optimistic than ever that Fuel Tech is positioned to expand its presence as a leader in the global energy and environmental solutions marketplace. The growth we achieved and the challenges we faced in 2013 have steeled our resolve to increase our global presence, introduce more new products, and continue to drive the evolution of our business model to provide for recurring revenue streams. We remain focused on providing capital-efficient, cost-effective solutions that allow our customers to operate in a cleaner, more efficient manner and, in doing so, enhancing the long-term value of Fuel Tech for our Stockholders.

As always, I wish to thank Fuel Tech's team of professionals around the world. Their dedication, resourcefulness and support are, in full measure, responsible for our past and future success.



Sincerely,

Douglas G. Bailey
Chairman, President and Chief Executive Officer

8

BoArd oF directorS Douglas G. Bailey Miguel Espinosa W. Grant Gregory Thomas L. Jones George F. MacCormack Thomas S. Shaw, Jr. Delbert L. Williamson Dennis L. Zeitler douglas G. Bailey thomas l. Jones delbert l. Williamson chairman, President and director, chairman of compensation director chief executive officer committee retired President, Global commercial Managing director, operations, Miguel espinosa Alvarez & Marsal Holdings LLC GE Energy, Inc. director, chairman of Audit committee President and chief executive officer, George F. Maccormack dennis l. Zeitler The Riverview Group, LLC director director retired Group Vice President, retired Senior Vice President, W. Grant Gregory DuPont chief Financial officer and treasurer, director Mine Safety Appliances Company Senior Advisor, thomas S. Shaw, Jr. Cerberus Capital Management, L.P. director, chairman of the Nominating & and chairman, corporate Governance committee Gregory & Hoenemeyer, Inc. retired executive Vice President and chief operating officer, Pepco Holdings, Inc. this letter to Stockholders may contain statements of a forward-looking nature regarding future events. these statements are only predictions and actual events may differ materially. Please refer to documents that Fuel tech files from time to time with the Securities and exchange commission for a discussion of certain factors that could cause actual results to differ materially from those contained in the forward-looking statements. Annual Report Design by Curran & Connors, Inc. / www.curran-connors.com

www.ftek.com